UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2015 (November 18, 2015)

AMERICAN ELECTRIC TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24575	59-3410234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 Wood Branch Park Drive, Suite 600, Houston, TX		77079
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 713-644-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 18, 2015 William Brod was appointed as Senior Vice President and Chief Financial Officer of American Electric Technologies, Inc. (the “Company”). Mr. Brod, age 52, served as CFO of OceanGeo, Houston, Texas, 2014 to 2015. From 2008 to 2013 he was Commercial Director of AES North America West. AES Corporation is a Fortune 200 global power company. From 2002 to 2008 he served as CFO of various AES Corporation subsidiaries and divisions. Mr. Brod is a Certified Public Accountant in the State of Texas.

Mr. Brod is employed pursuant to an employment letter agreement a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference herein. A summary of the principal terms of the employment agreement are set forth in Exhibit 99.1 and incorporated by reference herein. This summary of Mr. Brod’s employment agreement is qualified in its entirety by reference to the agreement.

There are no arrangements or understandings between Mr. Brod and any other person pursuant to which he was selected as an officer. Mr. Brod does not have any family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Mr. Brod has an interest requiring disclosure under Item 404(a) of Regulation S-K.

On November 18, 2015 Lynn Theisen, Controller and Principal Accounting Officer, notified the Company of her resignation from such positions effective November 25, 2015.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit

10.1	Employment Letter Agreement with William Brod.

99.1	Summary of William Brod Employment Letter Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ELECTRIC TECHNOLOGIES, INC.

Date: November 20, 2015	By:	/s/ Charles M. Dauber
Charles M. Dauber
President and CEO

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Employment Letter Agreement with William Brod.

99.1	Summary of William Brod Employment Letter Agreement.